UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2009

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South
Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On January 29, 2009, Four Oaks Fincorp, Inc. (OTC BB: FOFN) (the “Corporation”) issued a press release announcing reported financial results for the fourth quarter ended December 31, 2008.  The full text of the press release is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 2.02, including the press release attached as Exhibit 99.1, is furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject  to the liability of that section.  Furthermore, the information in this Item 2.02, including the press release attached as Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

Item 8.01     Other Events.

On January 29, 2009, the Corporation issued a press release announcing a cash dividend of $0.085 per share payable on or after March 10, 2009, to shareholders of record on February 27, 2009.  The full text of the press release is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

On January 26, 2009, the board of directors (the “Board”) of the Corporation authorized the extension of the Corporation’s previously approved share repurchase program (the “Share Repurchase Program”).  The Board previously allowed the Corporation to repurchase its common stock through December 31, 2008.  On January 26, 2009, the Board authorized the extension of the Share Repurchase Program through December 31, 2009.  The Corporation is authorized to repurchase up to a total of 500,000 shares of the Corporation’s common stock.

Item 9.01     Financial Statements and Exhibits.

(c)       Exhibits.

Exhibit No.	Description
99.1	Press Release issued on January 29, 2009

99.2	Press Release issued on January 29, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

		By:	/s/ Ayden R. Lee, Jr.
Ayden R. Lee, Jr.
Chairman, President, and
Chief Executive Officer

Date:	January 29, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued on January 29, 2009

99.2	Press Release issued on January 29, 2009